Exhibit 99.1
NEWS RELEASE

DT Midstream Reports Strong Third Quarter 2026 Results; Raises Adjusted EBITDA Guidance

DETROIT, Oct. 29, 2026 – DT Midstream, Inc. (NYSE: DTM) today announced third quarter 2026 reported net income of $118 million, or $1.16 per diluted share and Operating Earnings of $118 million, or $1.16 per diluted share. Adjusted EBITDA for the quarter was $301 million.

Reconciliations of Operating Earnings and Adjusted EBITDA (non-GAAP measures) to reported net income are included at the end of this news release.

The company also announced that the DT Midstream Board of Directors declared a $0.88 per share dividend on its common stock payable January 15, 2027 to stockholders of record at the close of business December 15, 2026.

“We continue to deliver strong performance in 2026,” said David Slater, Chairman and CEO. “We are also advancing our organic growth backlog, with $2.4 billion of projects now committed.”

Slater highlighted the following significant growth projects that reached final investment decision during the quarter:

•	The MIST Southbound Phase 1 expansion of Midwestern Gas Transmission, which will add approximately 300 MMcf/d of capacity—a 20% increase in total pipeline capacity

•	A new pipeline lateral from Midwestern Gas Transmission to serve a utility-scale power plant in Indiana

•	The second phase of the Guardian Pipeline modernization program

“Our year-to-date results are ahead of plan,” said Jeff Jewell, Executive Vice President and CFO. “Based on our strong performance and outlook for the remainder of the year, we are raising our 2026 Adjusted EBITDA guidance to a range of $1,185-$1,225 million.”

The company has scheduled a conference call to discuss results for 9:00 a.m. ET (8:00 a.m. CT) today.  Investors, the news media and the public may listen to a live internet broadcast of the call at this link. The participant toll-free telephone dial-in number in the U.S. and Canada is 833.461.5787, and the toll number is 585.542.9983; the conference ID is 362887253. International access numbers are available here. The webcast will be archived on the DT Midstream website at investor.dtmidstream.com.

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About DT Midstream

DT Midstream (NYSE: DTM) is an owner, operator and developer of natural gas interstate and intrastate pipelines, storage and gathering systems, compression, treatment and surface facilities. The company transports clean natural gas for utilities, power plants, marketers, large industrial customers and energy producers across the Southern, Northeastern and Midwestern United States and Canada. The Detroit-based company offers a comprehensive, wellhead-to-market array of services, including natural gas transportation, storage and gathering. For more information, please visit the DT Midstream website at www.dtmidstream.com.
Why DT Midstream Uses Operating Earnings, Adjusted EBITDA and Distributable Cash Flow

Use of Operating Earnings Information – Operating Earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. DT Midstream management believes that Operating Earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses Operating Earnings as the primary performance measurement for external communications with analysts and investors. Internally, DT Midstream uses Operating Earnings to measure performance against budget and to report to the Board of Directors.

Adjusted EBITDA is defined as GAAP net income attributable to DT Midstream before expenses for interest, taxes, depreciation and amortization, and gains or losses from financing activities, further adjusted to include the proportional share of net income from equity method investees (excluding interest, taxes, depreciation and amortization), and to exclude certain items the company considers non-routine. DT Midstream believes Adjusted EBITDA is useful to the company and external users of DT Midstream’s financial statements in understanding operating results and the ongoing performance of the underlying business because it allows management and investors to have a better understanding of actual operating performance unaffected by the impact of interest, taxes, depreciation, amortization and non-routine charges noted in the table below. We believe the presentation of Adjusted EBITDA is meaningful to investors because it is frequently used by analysts, investors and other interested parties in the midstream industry to evaluate a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending on accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors. DT Midstream uses Adjusted EBITDA to assess the company’s performance by reportable segment and as a basis for strategic planning and forecasting.
Distributable Cash Flow (DCF) is calculated by deducting earnings from equity method investees, depreciation and amortization attributable to noncontrolling interests, cash interest expense, maintenance capital investment (as defined below), and cash taxes from, and adding interest expense, income tax expense, depreciation and amortization, and dividends and distributions from equity method investees to, Net Income Attributable to DT Midstream, further adjusted for certain items we consider non-routine and other non-cash items. Maintenance capital investment is defined as the total capital expenditures used to maintain or preserve assets or fulfill contractual obligations that do not generate incremental earnings. We believe DCF is a meaningful performance measurement because it is useful to us and external users of our financial statements in estimating the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and making maintenance capital investments, which could be used for discretionary purposes such as common stock dividends, retirement of debt or expansion capital expenditures.

Adjusted EBITDA and DCF are not measures calculated in accordance with GAAP and should be viewed as a supplement to and not a substitute for the results of operations presented in accordance with GAAP. There are significant limitations to using Adjusted EBITDA and DCF as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss. Additionally, because Adjusted EBITDA and DCF exclude some, but not all, items that affect net income and are defined differently by different companies in our industry, Adjusted EBITDA and DCF do not intend to represent net income attributable to DT Midstream, the most comparable GAAP measure, as an indicator of operating performance and are not necessarily comparable to similarly titled measures reported by other companies.
In this release, DT Midstream provides 2026 and 2027 Adjusted EBITDA guidance. The reconciliation of net income to Adjusted EBITDA as projected for full-year 2026 and 2027 is not provided. DT Midstream does not forecast net income as it cannot, without unreasonable efforts, estimate or predict with certainty the components of net income. These components, net of tax, may include, but are not limited to, impairments of assets and other charges, divestiture costs, acquisition costs, or changes in accounting principles. All of these components could significantly impact such financial measures. At this time, DT Midstream is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, DT Midstream is not able to provide a corresponding GAAP equivalent for Adjusted EBITDA.
Forward-looking Statements

This release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, business prospects, outcomes of regulatory proceedings, market conditions, and other matters, based on what we believe to be reasonable assumptions and on information currently available to us.

Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “would,” “could,” “should,” “see,” “guidance,” “outlook,” “confident,” “may,” “continue,” “intend,” “goal,” “potential,” and other words of similar meaning. The absence of such words, expressions or statements, however, does not mean that the statements are not forward-looking. In particular, express or implied statements relating to future earnings, cash flow, results of operations, uses of cash, tax rates and other measures of financial performance, future actions, conditions or events, potential future plans, strategies or transactions of DT Midstream, and other statements that are not historical facts, are forward-looking statements.

Forward-looking statements are not guarantees of future results and conditions, but rather are subject to numerous assumptions, risks, and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted. Many factors may impact forward-looking statements of DT Midstream including, but not limited to, the following: changes in general economic conditions, including increases in interest rates and associated Federal Reserve policies, a potential economic recession, and the impact of inflation on our business; industry changes, including the impact of consolidations, alternative energy sources, technological advances, infrastructure constraints and changes in competition; changes in global trade policies and tariffs; global and domestic supply chain disruptions; actions taken by third-party operators, producers, processors, transporters and gatherers; changes in expected production from Expand Energy and other third parties in our areas of operation; demand for natural gas gathering, transmission, storage, transportation, sand mining, and water services; the availability and price of natural gas to the consumer compared to the price of alternative and competing fuels; our ability to successfully and timely implement our business plan; our ability to complete organic growth projects on time and on budget; our ability to finance, complete, or successfully integrate acquisitions; our ability to realize the anticipated benefits from acquisitions and our ability to manage the risks associated with acquisition activity; the price and availability of debt and equity financing; restrictions in our existing and any future credit facilities and indentures; the effectiveness of our information technology and operational technology systems and practices to detect and defend against evolving cyber attacks on United States critical infrastructure; changing laws regarding cybersecurity and data privacy, and any cybersecurity threat or event; operating hazards, environmental risks, and other risks incidental to gathering, storing and transporting natural gas; geologic and reservoir risks and considerations; natural disasters, adverse weather conditions, casualty losses and other matters beyond our control; the impact of outbreaks of illnesses, epidemics and pandemics, and any related economic effects; the impacts of geopolitical events, including the conflicts in Ukraine and the Middle East; labor relations and markets, including the ability to attract, hire and retain key employee and contract personnel; large customer defaults; changes in tax status, as well as changes in tax rates and regulations; the effects and associated cost of compliance with existing and future laws and governmental regulations, such as the Inflation Reduction Act and the One Big Beautiful Bill Act; changes in environmental laws, regulations or enforcement policies, including laws and regulations relating to pipeline safety, climate change and greenhouse gas emissions; changes in laws and regulations or enforcement policies, including those relating to construction and operation of new interstate gas pipelines, ratemaking to which our pipelines may be subject, or other non-environmental laws and regulations; our ability to qualify for federal income tax credits; our ability to develop low carbon business opportunities and deploy greenhouse gas reducing technologies; changes in insurance markets impacting costs and the level and types of coverage available; the timing and extent of changes in commodity prices; the success of our risk management strategies; the suspension, reduction or termination of our customers’ obligations under our commercial agreements; disruptions due to equipment interruption or failure at our facilities, or third-party facilities on which our business is dependent; the effects of future litigation; and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2025 and our reports and registration statements filed from time to time with the SEC.

The above list of factors is not exhaustive. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause actual results to vary materially from those stated in forward-looking statements, see the discussion under the section entitled “Risk Factors” in our Annual Report for the year ended December 31, 2025, filed with the SEC on Form 10-K and any other reports filed with the SEC. Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, you should not place undue reliance on any forward-looking statements.
Any forward-looking statements speak only as of the date on which such statements are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.
Investor Relations

Todd Lohrmann, DT Midstream, 313.774.2424
investor_relations@dtmidstream.com

DT Midstream, Inc.
Reconciliation of Reported to Operating Earnings (non-GAAP, unaudited)

Three Months Ended
	September 30, 2026				June 30, 2026
	Reported Earnings	Pre-tax Adjustments	Income Taxes (1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments	Income Taxes (1)	Operating Earnings
(millions)
Adjustments		$—	$—			$—	$—
Net Income Attributable to DT Midstream	$118	$—	$—	$118	$112	$—	$—	$112

Nine Months Ended
	September 30, 2026				September 30, 2025
	Reported Earnings	Pre-tax Adjustments	Income Taxes (1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments	Income Taxes (1)	Operating Earnings
(millions)
Adjustments		—	—			—	—
Net Income Attributable to DT Midstream	$360	$—	$—	$360	$330	$—	$—	$330

(1)
Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments

DT Midstream, Inc.
Reconciliation of Reported to Operating Earnings per diluted share (1) (non-GAAP, unaudited)

Three Months Ended
	September 30, 2026				June 30, 2026
	Reported Earnings	Pre-tax Adjustments	Income Taxes (2)	Operating Earnings	Reported Earnings	Pre-tax Adjustments	Income Taxes (2)	Operating Earnings
(per share)
Adjustments		$—	$—			$—	$—
Net Income Attributable to DT Midstream	$1.16	$—	$—	$1.16	$1.09	$—	$—	$1.09

Nine Months Ended
	September 30, 2026				September 30, 2025
	Reported Earnings	Pre-tax Adjustments	Income Taxes (2)	Operating Earnings	Reported Earnings	Pre-tax Adjustments	Income Taxes (2)	Operating Earnings
(per share)
Adjustments		—	—			—	—
Net Income Attributable to DT Midstream	$3.51	$—	$—	$3.51	$3.22	$—	$—	$3.22

(1)	Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations
(2)
Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments

DT Midstream, Inc.
Reconciliation of Net Income Attributable to DT Midstream to Adjusted EBITDA (non-GAAP, unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2026	September 30, 2025
Consolidated	(millions)
Net Income Attributable to DT Midstream	$118	$112	$360	$330
Plus: Interest expense	40	42	122	120
Plus: Income tax expense	41	53	130	104
Plus: Depreciation and amortization	71	68	208	191
Plus: EBITDA from equity method investees (1)	69	66	213	206
Less: Gain from financing activities	(1)	(1)	(2)	—
Less: Interest income	(2)	(1)	(4)	(2)
Less: Earnings from equity method investees	(34)	(33)	(110)	(101)
Less: Depreciation and amortization attributable to noncontrolling interests	(1)	(1)	(3)	(3)
Adjusted EBITDA	$301	$305	$914	$845

(1)
Includes share of our equity method investees’ earnings before interest, taxes, depreciation and amortization, which we refer to as “EBITDA.” A reconciliation of earnings from equity method investees to EBITDA from equity method investees follows:

	Three Months Ended		Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2026	September 30, 2025
	(millions)
Earnings from equity method investees	$34	$33	$110	$101
Plus: Depreciation and amortization attributable to equity method investees	22	20	63	63
Plus: Interest expense attributable to equity method investees	13	13	40	42
EBITDA from equity method investees	$69	$66	$213	$206

DT Midstream, Inc.
Reconciliation of Net Income Attributable to DT Midstream to Adjusted EBITDA
Pipeline Segment (non-GAAP, unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2026	September 30, 2025
Pipeline	(millions)
Net Income Attributable to DT Midstream	$93	$86	$287	$277
Plus: Interest expense	14	14	42	38
Plus: Income tax expense	33	41	104	87
Plus: Depreciation and amortization	29	28	86	83
Plus: EBITDA from equity method investees (1)	69	66	213	206
Less: Gain from financing activities	—	(1)	(1)	—
Less: Interest income	(1)	—	(2)	(1)
Less: Earnings from equity method investees	(34)	(33)	(110)	(101)
Less: Depreciation and amortization attributable to noncontrolling interests	(1)	(1)	(3)	(3)
Adjusted EBITDA	$202	$200	$616	$586

(1)
Includes share of our equity method investees’ earnings before interest, taxes, depreciation and amortization, which we refer to as “EBITDA.” A reconciliation of earnings from equity method investees to EBITDA from equity method investees follows:

	Three Months Ended		Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2026	September 30, 2025
	(millions)
Earnings from equity method investees	$34	$33	$110	$101
Plus: Depreciation and amortization attributable to equity method investees	22	20	63	63
Plus: Interest expense attributable to equity method investees	13	13	40	42
EBITDA from equity method investees	$69	$66	$213	$206

DT Midstream, Inc.
Reconciliation of Net Income Attributable to DT Midstream to Adjusted EBITDA
Gathering Segment (non-GAAP, unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2026	September 30, 2025
Gathering	(millions)
Net Income Attributable to DT Midstream	$25	$26	$73	$53
Plus: Interest expense	26	28	80	82
Plus: Income tax expense	8	12	26	17
Plus: Depreciation and amortization	42	40	122	108
Less: Gain from financing activities	(1)	—	(1)	—
Less: Interest income	(1)	(1)	(2)	(1)
Adjusted EBITDA	$99	$105	$298	$259

DT Midstream, Inc.
Reconciliation of Net Income Attributable to DT Midstream to Distributable Cash Flow (non-GAAP, unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2026	September 30, 2025
Consolidated	(millions)
Net Income Attributable to DT Midstream	$118	$112	$360	$330
Plus: Interest expense	40	42	122	120
Plus: Income tax expense	41	53	130	104
Plus: Depreciation and amortization	71	68	208	191
Less: Gain from financing activities	(1)	(1)	(2)	—
Less: Earnings from equity method investees	(34)	(33)	(110)	(101)
Less: Depreciation and amortization attributable to noncontrolling interests	(1)	(1)	(3)	(3)
Plus: Dividends and distributions from equity method investees	64	40	160	139
Less: Cash interest expense	(2)	(77)	(79)	(75)
Less: Cash taxes	(4)	(3)	(9)	(3)
Less: Maintenance capital investment (1)	(19)	(24)	(54)	(33)
Less: Other non-cash adjustments	(3)	(2)	(5)	—
Distributable Cash Flow	$270	$174	$718	$669

(1)	Maintenance capital investment is defined as the total capital expenditures used to maintain or preserve assets or fulfill contractual obligations that do not generate incremental earnings.

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